As filed with the Securities and Exchange Commission on March 1, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TUCOWS INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2707366
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

96 Mowat Avenue

Toronto, Ontario, Canada M6K 3M1

(416) 535-0123

(Address, including zip code, of Principal Executive Offices)

TUCOWS INC. 2006 EQUITY COMPENSATION PLAN

(Full Title of the Plan)

Elliot Noss

President and Chief Executive Officer

Tucows Inc.

96 Mowat Avenue

Toronto, Ontario, Canada M6K 3M1

(416) 535-0123

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Joanne R. Soslow, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Number of` shares to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, no par value	5,000,000	$0.86	$4,300,000	$132.01

(1)                                  In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(2)                                Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457 (h) under the Securities Act of 1933, as amended, and based upon the average of high and low prices for the Registrant’s common stock as reported on the American Stock Exchange on February 28, 2007.

(3)                                  Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by $.0000307.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants in the Tucows Inc. 2006 Equity Compensation Plan, or the “Plan,” covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, or the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission, or the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The following documents filed by Tucows Inc., or the Registrant, with the Commission are incorporated by reference into this Registration Statement:

(1)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(2)                                  The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006.

(3)                                  The Registrant’s Current Reports on Form 8-K filed with the Commission on January 18, 2006, March 21, 2006, June 21, 2006 (as amended on June 22, 2006 and September 1, 2006), and January 12, 2007.

(4)                                  The description of the Registrant’s shares of Common Stock, no par value per share, contained in the Registrant’s Registration Statement on Form 8-A registering the Registrant’s shares of common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, filed with the SEC on August 9, 2005, and any amendment or report filed with the Commission for purposes of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                           Description of Securities.

Not Applicable.

Item 5.                                                           Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                                                           Indemnification of Directors and Officers.

Section 1741 of the Pennsylvania corporate Law, the PBCL, empowers a corporation to indemnify any officer or director acting in his or her capacity as a representative of the corporation who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third-party or arose by or in the right of the corporation. The PBCL limits the ability of a corporation to indemnify its officers and directors for conduct constituting willful misconduct or recklessness, or acts in violation of criminal statute.

Our bylaws provide that our directors and officers shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office under Chapter 5, Subchapter B of the PBCL and Section 1721 of the PBCL and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Further, the bylaws provide that indemnification shall not apply to the responsibility or liability of a director or officer pursuant to any criminal statute or for the payment of taxes.

Our bylaws provide for the indemnification, to the full extent not prohibited by law, each director or officer (or his or her heir, executor or administrator) who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, against all expenses, liability and loss (including but not limited to attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval)), actually or reasonably incurred or paid by such person in connection therewith. In the case of a proceeding initiated by the person seeking the indemnification, indemnification will only be granted if such proceeding was authorized by the board of directors. The bylaws provide for the advancement of expenses, but only upon the receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if and to the extent it shall ultimately be determined that he or she is not entitled to be indemnified.

Further, our bylaws provide that the board of directors may authorize us to purchase and maintain directors’ and officers’ liability insurance, insuring against any liability asserted against him and incurred by him in his capacity or arising out of his status as a director and/or officer to the extent authorized by law.

Item 7.                                                           Exemption from Registration Claimed.

Not Applicable.

Item 8.                                                           Exhibits.

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

Exhibit Number	Description

4.1	Tucows Inc. 2006 Equity Compensation Plan
5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered
23.1	Consent of KPMG LLP
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24	Power of Attorney (included as part of the Registrant’s signature page)

Item 9.                                                           Undertakings.

The undersigned registrant hereby undertakes:

(1)                           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)                          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on March 1, 2007.

Tucows Inc.

By	/s/ Elliot Noss
Name:	Elliot Noss
Title:	President and Chief Executive Officer

Power of Attorney

We, the undersigned officers and directors of Tucows Inc., hereby severally constitute and appoint Elliot Noss and Michael Cooperman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Tucows Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elliot Noss
Elliot Noss	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2007

/s/ Michael Cooperman
Michael Cooperman	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2007

/s/ Stanley Stern
Stanley Stern	Director	March 1, 2007

/s/ Eugene Fiume
Eugene Fiume	Director	March 1, 2007

/s/ Erez Gissin
Erez Gissin	Director	March 1, 2007

/s/ Allen Karp
Allen Karp	Director	March 1, 2007

/s/ Lloyd Morrisett
Lloyd Morrisett	Director	March 1, 2007

/s/ Jeffrey Schwartz
Jeffrey Schwartz	Director	March 1, 2007

TUCOWS INC.

INDEX TO EXHIBITS

The following is the Index to Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

Exhibit Number	Description

4.1	Tucows Inc. 2006 Equity Compensation Plan
5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered
23.1	Consent of KPMG LLP
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24	Power of Attorney (included as part of the Registrant’s signature page)